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                                                                     Exhibit 5.1

                      NIXON, HARGRAVE, DEVANS & DOYLE LLP
                               437 Madison Avenue
                           New York, New York  10022
                                 April 27, 1999


PSINet Inc.
510 Huntmar Park Drive
Herndon, Virginia  20170

Ladies and Gentlemen:

     We have acted as counsel to PSINet Inc., a New York corporation (the "Company"), in connection with the Registration Statement on Form S-3, File No. 333-75579, as amended by Amendment No. 1 and Amendment No. 2 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the offering, from time to time, by the Company of an indeterminate amount of shares of common stock of the Company, par value $.01 per share, and shares of preferred stock of the Company, par value $.01 per share, with an aggregate public offering price of up to $1,000,000,000 (such securities being referred to collectively herein as the "Securities"). The Registration Statement provides that the Securities may be offered separately or together, in one or more series or classes, at prices and on terms to be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to the prospectus contained in the Registration Statement (the "Prospectus").

     This opinion is being delivered to you in connection with the Registration Statement.

     In connection with the foregoing, we have examined the Registration Statement and the Prospectus. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and other documents and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions expressed below.

     As to questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company and/or representatives of the Company. We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company and/or representatives of the Company and do not opine as to the accuracy of such factual matters. We also have relied, without investigation, upon certificates and other documents from, and conversations with, public officials.
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PSINet Inc.
April 27, 1999
Page 2

     In rendering the following opinions, we have assumed, without investigation, the authenticity of any document or other instrument submitted to us as an original, the conformity to the originals of any document or other instrument submitted to us as a copy, the genuineness of all signatures on such originals or copies, and the legal capacity of natural persons who executed any such document or instrument at the time of execution thereof.

     We have also assumed that, prior to the issuance of any shares of common stock of the Company pursuant to the conversion of shares of any series of the Company's convertible preferred stock or in lieu of the payment of any cash dividend on, or in consideration of any cash payment from a deposit account established in respect of, any series of the Company's preferred stock, there will exist under the Certificate of Incorporation of the Company the requisite number of authorized but unissued shares of common stock of the Company, and that all actions necessary for the authorization, designation and issuance of any series of preferred stock of the Company, including the filing of an amendment to the Certificate of Incorporation of the Company, will have been taken.

     We have further assumed that the issuance, amount and terms of the Securities to be offered and sold from time to time under the Registration Statement will be authorized and determined by proper action of the Board of Directors of the Company, or a duly designated committee of such Board of Directors, in accordance with the parameters described in the Registration Statement (each, a "Board Action") and in accordance with the Company's Certificate of Incorporation and Amended and Restated By-laws and applicable law.

     In addition, we have assumed that, at or prior to the time of the issuance and sale of any of the Securities, (i) no stop order shall have been issued in respect of the Registration Statement, (ii) a Prospectus Supplement shall have been filed by the Company with the Commission in a form reviewed by us, which sets forth the particular terms of each class or series of the Securities proposed to be issued, (iii) any underwriting agreement entered into by the Company with respect to the Securities shall be in a form reviewed by us, (iv) there shall not have occurred, since the date of this opinion, any change in law affecting the validity of the Securities or the ability or capacity of the Company to issue any of the Securities, and (v) the Company shall not have effected any material change to its Certificate of Incorporation or Amended and Restated By-laws, except as contemplated by our opinion expressed in paragraph 2 below. We have also assumed that none of the terms of any of the Securities to be established subsequent to the date hereof nor the issuance and delivery of any of the Securities nor the compliance by the Company with the terms of any of the Securities will violate any applicable law, rule or regulation or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any order or restriction imposed by any court or governmental body having jurisdiction over the Company.
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PSINet Inc.
April 27, 1999
Page 3

     Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, the laws of any other jurisdiction other than the laws of the State of New York.

     Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, we are of the opinion that:

     1. When a series of preferred stock of the Company has been duly authorized and designated in accordance with the applicable Board Action and the terms of the Company's Certificate of Incorporation, and upon issuance and delivery of the shares of such series of preferred stock against payment therefor in accordance with such Board Action, the Registration Statement, the Prospectus and the applicable Prospectus Supplement, such shares of preferred stock will be duly authorized and validly issued and will be fully paid and non-assessable subject to Section 630 of the Business Corporation Law of the State of New York.

     2.  Upon issuance and delivery of shares of the common stock of the
Company:

          (a) against payment therefor in accordance with the applicable Board Action, the Registration Statement, the Prospectus and the applicable Prospectus Supplement;

          (b) pursuant to the conversion of shares of any series of the Company's convertible preferred stock at a conversion price not less than the par value per share of the Company's common stock in accordance with the applicable Board Action, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and the terms of such convertible preferred stock; or

          (c) in lieu of the payment of any cash dividend on, or in consideration of any cash payment from a deposit account established in respect of, any series of the Company's preferred stock in accordance with the applicable Board Action, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and the terms of such preferred stock, provided that prior to any such distribution of shares of the Company's common stock, the Company's Certificate of Incorporation shall have been amended to permit such distribution to the holders of such preferred stock or the Company shall have obtained the approval for such distribution by the affirmative vote or the written consent of the holders of a majority of the outstanding shares of its common stock;

then, in the case of clause (a), (b) or (c), such shares of common stock will be duly authorized and validly issued and will be fully paid and non-assessable subject to Section 630 of the Business Corporation Law of the State of New York.
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PSINet Inc.
April 27, 1999
Page 4

     3. The opinions referred to as the opinions of counsel to the Company in any Prospectus Supplement under the caption "Certain Federal Income Tax Consequences" or "Important U.S. Tax Consequences to Non-U.S. Holders" are our opinions, insofar as they are statements of federal income tax law. Our opinions are based upon existing federal income tax law and present interpretations thereof. We can give no assurance that such opinions will continue to be our opinions if existing federal income tax laws, or the interpretations thereof, are changed or modified hereafter.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption "Legal Matters" in the Prospectus and in any Prospectus Supplement. In giving such consent, we do not thereby admit we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

     We further consent to the filing of this opinion as an exhibit to applications to the securities commissioners of the various states of the United States, to the extent so required, in connection with the registration of the shares of common stock and preferred stock of the Company.

     This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein.

     We wish to advise you that Nixon, Hargrave, Devans & Doyle LLP and certain attorneys with Nixon, Hargrave, Devans & Doyle LLP own certain shares of the Company's common stock.

                              Very truly yours,

                              /s/ Nixon, Hargrave, Devans & Doyle LLP